EXHIBIT 99.1

February 23, 2021
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS STRONG OPERATING CASH FLOWS IN THE FIRST QUARTER OF FISCAL 2021; UP 32%

Second Consecutive Quarter of Sequential Improvement in Net Sales
and Operating Income at Flight Support Group

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net income of $70.6 million, or $.51 per diluted share, in the first quarter of fiscal 2021, as compared to $121.9 million, or $.89 per diluted share, in the first quarter of fiscal 2020.

Net income, operating income and net sales in the first quarter of fiscal 2021 were adversely affected by the COVID-19 global pandemic as discussed below.

Operating income was $80.3 million in the first quarter of fiscal 2021, as compared to $111.0 million in the first quarter of fiscal 2020. The Company's consolidated operating margin was 19.2% in the first quarter of fiscal 2021, as compared to 21.9% in the first quarter of fiscal 2020.

Net sales were $417.9 million in the first quarter of fiscal 2021, as compared to $506.3 million in the first quarter of fiscal 2020.

EBITDA was $104.0 million in the first quarter of fiscal 2021, as compared to $132.8 million in the first quarter of fiscal 2020. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

In addition, net income in the first quarter of fiscal 2021 includes a tax benefit from stock option exercises that increased net income by $13.4 million, or $.10 per diluted share, while the first quarter of fiscal 2020 includes a larger tax benefit from stock option exercises that increased net income by $46.3 million, or $.34 per diluted share.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "The COVID-19 global pandemic (the "Pandemic") continues to impact our operating results. Most notably, demand for our commercial aerospace products and services were negatively impacted in the first quarter of fiscal 2021 mainly due to the continued suppressed demand in global commercial air travel. Consolidated net sales for our commercial aerospace businesses decreased by approximately 43% in the first quarter of fiscal 2021, as compared to the first quarter of fiscal 2020.

Our total debt to shareholders' equity ratio improved to 32.2% as of January 31, 2021, as compared to 36.8% as of October 31, 2020. Our net debt (total debt less cash and cash equivalents) of $270.3 million as of January 31, 2021 to shareholders’ equity ratio improved to 13.0% as of January 31, 2021, down from 16.6% as of October 31, 2020.

Our net debt to EBITDA ratio improved to .62x as of January 31, 2021, down from .71x as of October 31, 2020. We have no significant debt maturities until fiscal 2024 and plan to utilize our financial strength and flexibility to aggressively pursue high quality acquisitions of various sizes to accelerate growth and maximize shareholder returns.

Despite the difficult operating environment created by the Pandemic, HEICO continues to generate excellent cash flow. Cash flow provided by operating activities was very strong, increasing 32% to $107.2 million in the first quarter of fiscal 2021, up from $81.1 million in the first quarter of fiscal 2020.

As we look ahead to the remainder of fiscal 2021, the Pandemic will likely continue to negatively impact the commercial aerospace industry and HEICO. Given this uncertainty, HEICO cannot provide fiscal 2021 net sales and earnings guidance at this time. However, we believe our ongoing fiscal conservative policies, healthy balance sheet, and increased liquidity will permit us to invest in new research and development and gain market share as the industry recovers.

In addition, our time-tested strategy of maintaining low debt and acquiring and operating high cash generating businesses across a diverse base of industries beyond commercial aerospace, such as defense, space and other high-end markets including electronics and medical, puts us in a good financial position to weather this uncertain economic period. Further, we are cautiously optimistic that the vaccine progress may generate increased commercial air travel and result in a gradual recovery in demand for our commercial aerospace parts and services commencing primarily in the second-half of fiscal 2021."

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Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's first quarter results stating, "The Pandemic has most notably continued to moderate demand for our commercial aerospace products and services in the first quarter of fiscal 2021. Despite the Pandemic's continued impact, we are encouraged by sequential growth in operating income and net sales in the first quarter of fiscal 2021, which improved 20% and 3%, respectively, as compared to the fourth quarter of fiscal 2020.

The Flight Support Group's net sales were $199.3 million in the first quarter of fiscal 2021, as compared to $301.1 million in the first quarter of fiscal 2020. The net sales decrease is principally organic and reflects lower demand for the majority of our commercial aerospace products and services resulting from the significant decline in global commercial air travel attributable to the Pandemic.

The Flight Support Group's operating income was $25.8 million in the first quarter of fiscal 2021, as compared to $62.0 million in the first quarter of fiscal 2020. The operating income decrease principally reflects the previously mentioned decrease in net sales as well as a lower gross profit margin and the impact from lost fixed cost efficiencies stemming from the Pandemic. The lower gross profit margin principally reflects the impact from lower net sales of commercial aerospace products and services across all of its product lines.

The Flight Support Group's operating margin was 13.0% in the first quarter of fiscal 2021, as compared to 20.6% in the first quarter of fiscal 2020. The operating margin decrease principally reflects the previously mentioned lower gross profit margin and an increase in SG&A expenses as a percentage of net sales mainly from the previously mentioned lost fixed cost efficiencies and the effect of higher intangible asset amortization expense."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "Net sales of our space and other electronics products grew organically by a very strong 19% and 14%, respectively, in the first quarter of fiscal 2021, while the ongoing Pandemic's impact resulted in softer demand for our commercial aerospace products.

The Electronic Technologies Group's net sales increased 7% to $223.6 million in the first quarter of fiscal 2021, up from $208.4 million in the first quarter of fiscal 2020. The increase is principally attributable to the favorable impact from our fiscal 2020 acquisitions.

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The Electronic Technologies Group's operating income increased 5% to $60.1 million in the first quarter of fiscal 2021, up from $57.5 million in the first quarter of fiscal 2020. The increase principally reflects the previously mentioned net sales growth.

The Electronic Technologies Group's operating margin was 26.9% in the first quarter of fiscal 2021, as compared to 27.6% in the first quarter of fiscal 2020. The lower operating income as a percentage of net sales principally reflects a lower gross profit margin partially offset by a decrease in SG&A expenses as a percentage of net sales mainly from certain efficiencies gained from the previously mentioned net sales growth. The lower gross profit margin mainly reflects a decrease in net sales of commercial aerospace products and lower net sales and a less favorable product mix of certain defense products, partially offset by an increase in net sales of certain other electronics products.”

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), its net debt to shareholders' equity ratio (calculated as net debt divided by shareholders' equity) and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA) which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

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(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 81.1 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.2 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

HEICO will hold a conference call on Wednesday, February 24, 2021 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 4390965. A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 4390965.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: the severity, magnitude and duration of the COVID-19 Pandemic; HEICO’s liquidity and the amount and timing of cash generation; lower commercial air travel caused by the COVID-19 Pandemic and its aftermath, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions

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and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2021		2020
Net sales	$417,902		$506,275
Cost of sales	259,468		308,228
Selling, general and administrative expenses	78,149		87,057
Operating income	80,285		110,990
Interest expense	(2,448)		(4,283)
Other income	711		195
Income before income taxes and noncontrolling interests	78,548		106,902
Income tax expense (benefit)	2,300	(a)	(22,900)	(b)
Net income from consolidated operations	76,248		129,802
Less: Net income attributable to noncontrolling interests	5,652		7,914
Net income attributable to HEICO	$70,596	(a)	$121,888	(b)

Net income per share attributable to HEICO shareholders:
Basic	$.52	(a)	$.91	(b)
Diluted	$.51	(a)	$.89	(b)

Weighted average number of common shares outstanding:
Basic	135,210		134,523
Diluted	137,742		137,421

	Three Months Ended January 31,
	2021		2020
Operating segment information:
Net sales:
Flight Support Group	$199,334		$301,067
Electronic Technologies Group	223,550		208,411
Intersegment sales	(4,982)		(3,203)
	$417,902		$506,275

Operating income:
Flight Support Group	$25,822		$62,045
Electronic Technologies Group	60,128		57,491
Other, primarily corporate	(5,665)		(8,546)
	$80,285		$110,990

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2021, the Company recognized a $13.5 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.4 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2020, the Company recognized a $47.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $46.3 million, or $.34 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2021	October 31, 2020
Cash and cash equivalents	$399,403	$406,852
Accounts receivable, net	202,318	210,433
Contract assets	57,876	60,429
Inventories, net	462,854	463,205
Prepaid expenses and other current assets	26,648	24,706
Total current assets	1,149,099	1,165,625
Property, plant and equipment, net	177,968	168,848
Goodwill	1,388,046	1,383,167
Intangible assets, net	565,921	579,041
Other assets	284,550	251,030
Total assets	$3,565,584	$3,547,711

Current maturities of long-term debt	$1,089	$1,045
Other current liabilities	233,586	240,116
Total current liabilities	234,675	241,161
Long-term debt, net of current maturities	668,595	738,786
Deferred income taxes	47,598	55,658
Other long-term liabilities	312,332	280,291
Total liabilities	1,263,200	1,315,896
Redeemable noncontrolling interests	222,225	221,208
Shareholders’ equity	2,080,159	2,010,607
Total liabilities and equity	$3,565,584	$3,547,711

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended January 31,
	2021	2020
Operating Activities:
Net income from consolidated operations	$76,248	$129,802
Depreciation and amortization	23,003	21,583
Share-based compensation expense	2,229	2,646
Employer contributions to HEICO Savings and Investment Plan	2,840	2,613
Deferred income tax benefit	(8,345)	(25,718)
Increase in accrued contingent consideration	432	408
Decrease in accounts receivable	9,234	23,734
Decrease (increase) in contract assets	2,623	(1,719)
Decrease (increase) in inventories	2,602	(20,449)
Decrease in current liabilities	(10,973)	(60,331)
Other	7,306	8,567
Net cash provided by operating activities	107,199	81,136

Investing Activities:
Acquisitions, net of cash acquired	(345)	(45,343)
Capital expenditures	(15,509)	(6,850)
Investments related to HEICO Leadership Compensation Plan	(10,400)	(11,800)
Other	983	439
Net cash used in investing activities	(25,271)	(63,554)

Financing Activities:
(Payments) borrowings on revolving credit facility, net	(70,000)	7,000
Cash dividends paid	(10,818)	(10,762)
Distributions to noncontrolling interests	(7,744)	(4,881)
Redemptions of common stock related to stock option exercises	(3,571)	(2,562)
Revolving credit facility issuance costs	(1,468)	—
Proceeds from stock option exercises	2,450	1,528
Other	(256)	(538)
Net cash used in financing activities	(91,407)	(10,215)

Effect of exchange rate changes on cash	2,030	(397)

Net (decrease) increase in cash and cash equivalents	(7,449)	6,970
Cash and cash equivalents at beginning of year	406,852	57,001
Cash and cash equivalents at end of period	$399,403	$63,971

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended January 31,
EBITDA Calculation	2021	2020
Net income attributable to HEICO	$70,596	$121,888
Plus: Depreciation and amortization	23,003	21,583
Plus: Net income attributable to noncontrolling interests	5,652	7,914
Plus: Interest expense	2,448	4,283
Plus: Income tax expense (benefit)	2,300	(22,900)
EBITDA (a)	$103,999	$132,768

	Trailing Twelve Months Ended
EBITDA Calculation	January 31, 2021	October 31, 2020
Net income attributable to HEICO	$262,692	$313,984
Plus: Depreciation and amortization	89,981	88,561
Plus: Net income attributable to noncontrolling interests	19,609	21,871
Plus: Interest expense	11,324	13,159
Plus: Income tax expense	54,200	29,000
EBITDA (a)	$437,806	$466,575

Net Debt Calculation	January 31, 2021	October 31, 2020
Total debt	$669,684	$739,831
Less: Cash and cash equivalents	(399,403)	(406,852)
Net debt (a)	$270,281	$332,979

Net debt	$270,281	$332,979
Shareholders' equity	$2,080,159	$2,010,607
Net debt to shareholders' equity ratio (a)	13.0%	16.6%

Net debt	$270,281	$332,979
EBITDA (trailing twelve months)	$437,806	$466,575
Net debt to EBITDA ratio (a)	.62	.71

(a) See the "Non-GAAP Financial Measures" section of this press release.